Exhibit 5

Baker & Hostetler LLP

PNC Center
1900 East 9th Street, Suite 3200
Cleveland, OH 44114-3482

T 216.621.0200
F 216.696.0740
www.bakerlaw.com
June 11, 2010
Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143-1467
Ladies and Gentlemen:
     We have acted as counsel to Associated Estates Realty Corporation, an Ohio corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) being filed by the with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale by the Company from time to time, in one or more offerings and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an aggregate of $500,000,000 of the following securities of the Company: (i) one or more series of unsecured debt securities (the “Debt Securities”); (ii) whole or fractional preferred shares (the “Preferred Shares”); (iii) Preferred Shares represented by depositary shares (the “Depositary Shares”); (iv) common shares, without par value (the “Common Shares”) and (v) warrants to purchase Common Shares (the “Common Share Warrants”). The Debt Securities, the Preferred Shares, the Depositary Shares, the Common Shares and the Common Share Warrants are collectively referred to herein as the “Securities.”
     Each series of Debt Securities will be issued pursuant to an indenture, to be entered into at or before the time of the offering of such series, by and among the Company and U.S. Bank National Association, as Trustee, the form of which is filed as an exhibit to the Registration Statement (said indenture, as amended or supplemented from time to time in connection with the issuance and sale of one or more series of Debt Securities, is referred to as the “Indenture”) .
     In rendering this opinion, we have examined and relied upon a signed copy of the Registration Statement as filed with the Commission on the date of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and instruments filed as exhibits to the Registration Statement, records of the corporate proceedings of the Company and the Initial
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Associated Estates Realty Corporation
June 11, 2010

Guarantors and such other agreements, documents, certificates and instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.
     We have also assumed that at the time of the offering, issuance and sale of any Securities and at the time of the execution and delivery of the applicable instruments evidencing such Securities:
(i)	the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)	a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)	the offering, issuance and sale of the Securities will have been duly authorized by the Company by all requisite corporate action;

(iv)	all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(v)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and, in the case of a series of Debt Securities, the Indenture and any Board Resolution (as defined in the Indenture) establishing certain of the terms of such series of Debt Securites;

(vi)	the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the Indenture; and

(vii)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
     Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
1.	When (a) the Debt Securities in substantially the form set forth in the Indenture or, if applicable, one or more Board Resolutions, shall have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (c) those Debt Securities shall have been offered, issued and sold as described in the

Associated Estates Realty Corporation
June 11, 2010

Registration Statement, including the applicable Prospectus Supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Debt Securities, those Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or other laws or judicial decisions of general application relating to the rights of creditors or by general principles of equity.

2.	When Preferred Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

3.	When Depositary Shares shall have been issued and sold as described in the Registration Statement and the applicable deposit agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Depositary Shares, those Depositary Shares will represent legal and valid interests in the underlying Preferred Shares.

4.	When Common Shares shall have been issued and sold by the Company as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

5.	When Common Share Warrants shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Share Warrants, those Common Share Warrants will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent

Associated Estates Realty Corporation
June 11, 2010

transfer or other laws or judicial decisions of general application relating to the rights of creditors or by general principles of equity.
     This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Baker & Hostetler LLP Baker & Hostetler LLP